Exhibit 99.1
EXECUTION VERSION

CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.,
Purchaser,
and
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.,
Seller

MORTGAGE LOAN PURCHASE AGREEMENT
Dated as of December 11, 2011

CFCRE Commercial Mortgage Trust 2011-C2,
Commercial Mortgage Pass-Through Certificates,
Series 2011-C2

          This Mortgage Loan Purchase Agreement (“Agreement”), dated as of December 11, 2011, is between CCRE Commercial Mortgage Securities, L.P. (the “Purchaser”) and Cantor Commercial Real Estate Lending, L.P. (the “Seller”).
          Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of December 11, 2011 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor, Bank of America, National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), TriMont Real Estate Advisors, Inc., as operating advisor, Citibank, N.A., as certificate administrator (the “Certificate Administrator”) and Citibank, N.A., as trustee (the “Trustee”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund (the “Trust Fund”), and certificates to be known as CFCRE Commercial Mortgage Trust 2011-C2, Commercial Mortgage Pass-Through Certificates, Series 2011-C2 (the “Certificates”) representing ownership interests in the Mortgage Loans will be issued by the Trust Fund. For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.
          The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:
               SECTION 1 Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all payments received or receivable on or with respect to the Mortgage Loans after the Cut-Off Date (and, in any event, excluding payments of principal, interest and other amounts first due on the Mortgage Loans on or before the Cut-Off Date). Upon the sale of the Mortgage Loans, the ownership of each related Note, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan prepared by, or which come into the possession of, the Seller shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Purchaser will sell the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Public Certificates”) to Cantor Fitzgerald & Co. (“CF&Co.”), Barclays Capital Inc. (“Barclays”), Deutsche Bank Securities Inc. (“DBSI”), CastleOak Securities, L.P. (“CastleOak”) and Nomura Securities International, Inc. (“Nomura”), as underwriters (in such capacity, the “Underwriters”), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated December 6, 2011 (the “Underwriting Agreement”), and the Class X-A, Class X-B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class S and Class R Certificates (the “Private Certificates”) to CF&Co., Barclays, DBSI, CastleOak and Nomura, as initial purchasers (in such capacity, the “Initial Purchasers”) pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchasers, dated December 6, 2011 (the “Certificate Purchase Agreement”). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Term Sheet dated November 23, 2011 (the “Term Sheet”), a Prospectus dated November 23, 2011 (the “Prospectus”), a Free Writing Prospectus dated November 23, 2011 (together with the

Prospectus, the “Free Writing Prospectus”), and a Prospectus Supplement dated December 6, 2011 (together with the Prospectus, the “Prospectus Supplement”), and the Initial Purchasers will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated December 6, 2011 (the “Memorandum”) and a preliminary version thereof dated November 23, 2011 (the “Preliminary Memorandum”).
          The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As the purchase price for the Mortgage Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction the amount to be set forth as such purchase price in the Bill of Sale (substantially in the form of Exhibit E attached hereto) to be entered into between the parties to this Agreement in connection with this Agreement and the issuance of the Certificates (the “Bill of Sale”), which purchase price includes accrued interest on the Mortgage Loans from and including December 1, 2011 to but excluding the Closing Date (but subject to certain post-settlement adjustment for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Purchaser). The purchase and sale of the Mortgage Loans shall take place on the Closing Date.
               SECTION 2 Books and Records; Certain Funds Received After the Cut-Off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and the related Note shall be transferred to the Trustee subject to and in accordance with this Agreement. Any funds due after the Cut-Off Date in connection with a Mortgage Loan received by the Seller shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.
          The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements in such manner as the Seller may determine in its sole discretion. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.
          The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of the Mortgage Loans by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

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               SECTION 3 Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver or cause to be delivered to the Custodian (on behalf of the Certificate Administrator) on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser to the Custodian with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.
          (b) The Seller shall deliver to the Master Servicer within 10 business days after the Closing Date a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans (including, without limitation, any property surveys and copies of any related mezzanine loan documents), (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including, without limitation, any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, together with (x) all unapplied Escrow Payments in the possession or under control of the Seller that relate to the Mortgage Loans and (y) a statement indicating which Escrow Payments are allocable to each Mortgage Loan); provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.
               SECTION 4 Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans and related rights and property. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans and related rights and property pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and does hereby grant, to the Purchaser, a first priority security interest in all of the Seller’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter acquired or arising: the Mortgage Loans, all payments on such Mortgage Loans received or receivable on or with respect to the Mortgage Loans after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding payments of principal, interest and other amounts first due on the Mortgage Loans on or before the Cut-Off Date) and all proceeds the foregoing. In addition, the parties agree that this Agreement shall constitute a security agreement under applicable law. The Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

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               SECTION 5 Covenants of the Seller. The Seller covenants with the Purchaser as follows:
          (a) The Seller shall record or cause a third party to record in the appropriate public recording office for real property the assignments of assignment of leases, rents and profits and the assignments of Mortgage and each related UCC-2 and UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with clause (b) below, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee for the benefit of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee for the benefit of the Certificateholders as the assignee, (x) the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee for the benefit of the Certificateholders and (y) the Seller hereby confirms that the representations and warranties made by the Seller in Section 6 hereof (including, without limitation, the representation made in the last sentence of clause (2) of Exhibit B to this Agreement) are unaffected by the execution of assignments in the manner described in the preceding sentence. All out of pocket costs and expenses relating to the recordation or filing of such assignments and financing statements shall be paid by the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Certificate Administrator (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);
          (b) The Seller shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Loan Documents; and
          (c) The Seller shall, as to each Mortgage Loan, if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (16) of the definition of “Mortgage File” solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, (i) a copy of the original certified by Seller to be a true and complete

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copy of the original thereof submitted for recording shall be forwarded by Seller to the Certificate Administrator and (ii) either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, shall be delivered by Seller to the Certificate Administrator within 90 days (or 180 days, if the Seller is entitled to an additional 90-day period to complete a cure, repurchase or substitution under this Agreement) after the Closing Date (or within such longer period after the Closing Date as the Certificate Administrator may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Seller has provided the Certificate Administrator with evidence of such recording or filing, as the case may be, or has certified to the Certificate Administrator as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Certificate Administrator no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy). Each assignment referred to in Section 5(a) that is recorded and the file copy of each UCC-2 and UCC-3 assignment referred to in Section 5(a) shall reflect that it should be returned by the public recording or filing office to the Certificate Administrator or its agent following recording; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Certificate Administrator shall obtain therefrom a certified copy of the recorded original.
          (d) The Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC Financial File and the CREFC Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule.
               SECTION 6 Representations and Warranties.
          (a) The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:
     (i) The Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution, delivery and performance of the Indemnification Agreement, dated December 6, 2011 (the “Indemnification Agreement”), between the Underwriters, the Initial Purchasers, the Seller and the Purchaser and this Agreement (together with the Indemnification Agreement, the “Operative Documents”) and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;
     (ii) Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of

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the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (iii) The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;
     (iv) There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;
     (v) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;
     (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;
     (vii) The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;
     (viii) The Seller hereby agrees to deliver to the Purchaser (or with respect to any Companion Loan that is deposited into another commercial mortgage securitization trust (an “Other Securitization”), the depositor in such Other Securitization) and to the Certificate Administrator or the Trustee, as applicable, any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information with respect to the Seller as a sponsor as set forth on Exhibit V-1, Exhibit V-2 or Exhibit V-4 of the Pooling and Servicing Agreement (in formatting

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reasonably appropriate for inclusion in such form) (collectively, “Seller Reporting Information”); provided that the Seller Reporting Information shall not be exclusive of any additional disclosure items specifically related to the Seller that may be added to Form 10-K, Form 10-D or Form 8-K subsequent to the date hereof that are required to be included in the Exchange Act reports related to the Trust if the Depositor or the Certificate Administrator provides the Seller with notice of such additional requirements. The Seller shall use its best efforts to deliver proposed disclosure language relating to any such event described under Items 1117 and 1119 of Regulation AB and Item 1.03 to Form 8-K to the Certificate Administrator or the Trustee, as applicable, and the Purchaser within one Business Day and in any event no later than two Business Days of the Seller becoming aware of such event and shall provide disclosure relating to any other Seller Reporting Information required to be disclosed by the Seller pursuant to this Section 6(a)(viii) on Form 8-K, Form 10-D or Form 10-K within two Business Days following the Purchaser’s request for such disclosure language. The obligation of the Seller to provide the above-referenced disclosure materials shall be suspended (for so long as neither the Trust nor, with respect to any serviced Companion Loan related to a serviced Split-Loan sold to the Trust by the Seller, the trust in the related Other Securitization, is subject to the reporting requirements of the Exchange Act), as to any fiscal year, upon the Certificate Administrator or the Trustee, as applicable, filing the form necessary to be filed with the Commission to suspend the Trust’s reporting obligations under the Exchange Act as to that fiscal year in accordance with Section 10.08 of the Pooling and Servicing Agreement or the reporting requirements with respect to the Trust under the Exchange Act have otherwise been automatically suspended; provided that for the avoidance of doubt, the suspension of such information reporting does not apply to Seller Reporting Information that is required to be provided for the fiscal year prior to suspension of the Trust’s reporting requirements under the Exchange Act (including Additional Form 10-K Disclosure required to be disclosed on the Form 10-K related to the fiscal year preceding the year in which the form necessary to be filed with the Commission to suspend the Trust’s reporting obligations under the Exchange Act was filed). The Purchaser shall provide the Seller with notice (which notice may be sent via facsimile or by email) if the Certificate Administrator or the Trustee, as applicable, does file the form necessary to be filed with the Commission to suspend the Trust’s reporting obligations under the Exchange Act pursuant to Section 10.08 of the Pooling and Servicing Agreement. The Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Trust under Section 13(a) and/or Section 15(d) of the Exchange Act.
          (b) The Purchaser represents and warrants to the Seller as of the Closing Date that:
     (i) The Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the

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Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;
     (ii) Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (iii) The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;
     (iv) There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;
     (v) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document; and
     (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser.
          (c) The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Closing Date or other date set

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forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.
          (d) Pursuant to Section 2.03 of the Pooling and Servicing Agreement, if any party thereto discovers a Document Defect with respect to any Mortgage File or a Breach with respect to any Mortgage Loan, such party is required to give prompt written notice thereof to the Seller. If any such Document Defect or Breach constitutes a Material Document Defect or a Material Breach, as the case may be, promptly upon becoming aware of any such Material Document Defect or Material Breach, the Seller shall, not later than 90 days from the earlier of the Seller’s discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days of any party discovering such Material Document Defect or Material Breach), (1) cure the same in all material respects (which cure shall include payment of any losses and Additional Trust Fund Expenses associated therewith), (2) repurchase the affected Mortgage Loan or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account (or, in the case of an REO Property, to the related REO Account) or (3) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith, all in conformity with the Pooling and Servicing Agreement and this Agreement (such 90 day period, in any case, the “Initial Resolution Period”); provided, however, that if (x) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (y) such Material Document Defect or Material Breach is not related to a Mortgage Loan not being a Qualified Mortgage and (z) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the Seller shall have an additional 90 days (such additional 90 day period, the “Resolution Extension Period”) to complete such cure or, in the event of a failure to so cure, to complete such repurchase or substitution (it being understood and agreed that, in connection with the Seller’s receiving a Resolution Extension Period, the Seller shall deliver an Officer’s Certificate to the Trustee and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within the Resolution Extension Period).
          If after the Resolution Extension Period any Material Document Defect is still not cured solely due to the failure of the Seller to have received a recorded document, then the Seller shall be entitled to continue to defer its cure, substitution or repurchase obligations in respect of such Document Defect with the consent of the Trustee (not to be unreasonably withheld) so long as the Seller certifies to the Trustee and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received a recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, substitution or repurchase may continue beyond the date that is 18 months following the Closing Date. Any repurchase of a Mortgage Loan hereunder shall be on a servicing released basis. The Seller shall have no obligation to

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monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Breach or Material Document Defect with respect to a Mortgage Loan, it shall promptly notify the Purchaser.
          (e) Subject to the Seller’s right to cure set forth in Section 6(d), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (3), (4), (7), (8), (19) and (20) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect.
          (f) In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents and Escrow Payments pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing or substituting entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied.
          (g) The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.
          (h) Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any breach or repurchase or substitute any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement.
          (i) The Seller shall promptly notify the Depositor if (i) the Seller discovers or receives notice of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives any withdrawal of a Repurchase Request or (iv) the Seller rejects or disputes any Repurchase Request. Each such notice may be delivered by electronic means and shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, the discovery of, or receipt of notice of a Repurchase Request or receipt of notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding

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sentence, discovery of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan and the Person making such Repurchase Request, (2) the date (x) the Seller discovered or received notice of such Repurchase Request or withdrawal of a Repurchase Request, as applicable, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.
          The Seller shall provide to the Depositor a copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.
          In addition, the Seller shall provide the Depositor, upon reasonable request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.
          The Seller and the Purchaser hereby acknowledge and agree that (i) no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines, (ii) any 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation, (iii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice and (iv) receipt of a Rule 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to this Section 6(i) shall not in and of itself constitute delivery, or receipt, of notice of any Document Defect or Breach or knowledge by the Seller of any Document Defect or Breach.
               SECTION 7 Review of Mortgage File. The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.
               SECTION 8 Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the purchase price for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

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          (a) Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.
          (b) The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.
          (c) The Purchaser shall have received the following additional closing documents:
     (i) an officer’s certificate executed by the secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, attaching thereto as exhibits (A) resolutions authorizing the Seller to enter into the transactions contemplated by this Agreement and the Indemnification Agreement, and (B) Seller’s organizational documents and all amendments, revisions, restatements and supplements thereof;
     (ii) a certificate as of a recent date of the Secretary of State of the State of Delaware to the effect that the Seller is duly organized, existing and in good standing in the State of Delaware;
     (iii) an opinion or opinions of counsel to the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters and Initial Purchasers and each Rating Agency relating to the Seller’s due authorization, execution and delivery of this Agreement and the Indemnification Agreement, the enforceability of this Agreement against the Seller and insolvency matters;
     (iv) a negative assurance letter, dated the Closing Date and addressed to the Purchaser, the Underwriters and the Initial Purchasers, in form reasonably acceptable to the Purchaser, the Underwriters and the Initial Purchasers, as to the disclosure provided by the Seller to the Purchaser with respect to itself and the Mortgage Loans for inclusion in the Term Sheet, the Free Writing Prospectus, the Preliminary Memorandum, the Prospectus Supplement and the Memorandum; and
     (v) an opinion of counsel to the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriters, in form reasonably acceptable to the Purchaser and the Underwriters, that the disclosure referred to in clause (iv) above complies as to form with the applicable requirements of Regulation AB with respect to the Seller’s role

12

as a “Sponsor” and as an “Originator” (each as defined in Regulation AB) in connection with the Certificates.
          (d) The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement, and the Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.
          (e) The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.
          (f) The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.
          (g) The Purchaser and the Seller shall have executed and delivered the Bill of Sale.
          (h) The Seller shall furnish the Purchaser with a letter from Ernst & Young LLP, certified public accountants, dated the date hereof, addressed to the Purchaser, the Underwriters and the Initial Purchasers, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Term Sheet, the Free Writing Prospectus, the Preliminary Memorandum, the Prospectus Supplement and the Memorandum agrees with the records of the Seller.
               SECTION 9 Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.
               SECTION 10 Expenses. The Seller will pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-Off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-Off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Term Sheet, the Free Writing Prospectus, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and

13

expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering this Agreement and the furnishing to the Underwriters and Initial Purchasers of such copies of the Term Sheet, the Free Writing Prospectus, the Prospectus Supplement, the Preliminary Memorandum, the Memorandum and this Agreement as the Underwriters and Initial Purchasers may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Sidley Austin LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Underwriters and the Initial Purchasers.
               SECTION 11 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.
               SECTION 12 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.
               SECTION 13 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
               SECTION 14 Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER

14

PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.
               SECTION 15 No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 16.
               SECTION 16 Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns; provided that in no event shall the Trustee (as assignee of the Purchaser) be bound or become obligated for any of the Purchaser’s obligations hereunder, including any representations made by the Purchaser under Section 6(b). The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee to any Person (other than to entities established and wholly-owned by the Trust for the purposes of holding Specially Serviced Mortgage Loans or REO Properties). The Seller shall provide written notice to each of the Rating Agencies prior to the assignment any of its rights or obligations hereunder pursuant to the second preceding sentence.
               SECTION 17 Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission to: CCRE Commercial Mortgage Securities, L.P., 110 East 59th Street, New York, New York 10022, Attention: Anthony Orso, with a copy to: General Counsel, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to: Cantor Commercial Real Estate Lending, L.P., 110 East 59th Street, New York, New York, 10022, Attention: Anthony Orso, with a copy to: General Counsel and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.
               SECTION 18 Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in

15

writing. The parties hereto shall provide written notice to each of the Rating Agencies prior to entering into an amendment to this Agreement.
               SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.
               SECTION 20 Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.
               SECTION 21 No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.
               SECTION 22 Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.
               SECTION 23 Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.
[SIGNATURE PAGE FOLLOWS]

16

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.
By:	/s/ Jill Weinstein
	Name:	Jill Weinstein
	Title:	Secretary

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.
By:	/s/ Jill Weinstein
	Name:	Jill Weinstein
	Title:	Secretary

EXHIBIT A
MORTGAGE LOAN SCHEDULE
•	Mortgage Loan Seller

•	Loan Number

•	Street Address

•	City

•	State

•	Cut-off Date Principal Balance

•	Mortgage Loan Rate

•	Remaining Term to Stated Maturity

•	Anticipated Repayment Date

•	Maturity Date

•	Remaining Amortization Term

•	Primary Servicing/Subservicing Fee Rate

•	Servicing Fee Rate

•	Administrative Fee Rate

•	Revised Rate

•	Split Loan (Y/N)

•	Companion Loan Servicing Fee Rate
[See attached]

CFCRE 2011-C2 — Mortgage Loan Schedule

								Remaining
								Term to			Remaining	Primary	Master		Trustee &
Control						Cut-Off Date	Original Mortgage	Maturity	Anticipated		Amortization	Servicing Fee	Servicing Fee	Sub-Servicing	Paying Agent
Number	Property Name	Address	City	State	Zip Code	Balance ($)	Loan Rate	(Mos.)	Repayment Date	Maturity Date	Term (Mos.)	Rate	Rate	Fee Rate	Fee Rate
1	RiverTown Crossings Mall	3700 Rivertown Parkway	Grandville	MI	49418	99,307,035	5.1883333333%	114	NAP	06/06/2021	354	0.0700%	0.0300%	0.0000%	0.0045%
2	Plaza Mexico	3100 East Imperial Highway	Lynwood	CA	90262	81,601,522	5.2408562%	58	NAP	10/11/2016	358	0.0700%	0.0300%	0.0000%	0.0045%
3	GSA — FBI Portfolio	Various	Various	Various	Various	58,500,000	5.2000%	60	12/11/2016	10/16/2021	360	0.0700%	0.0300%	0.0000%	0.0045%
4	Shops at Solaris	141 East Meadow Drive	Vail	CO	81657	43,956,198	6.0000%	119	NAP	11/11/2021	359	0.0700%	0.0300%	0.0000%	0.0045%
5	DC Mixed Use Portfolio A	Various	Various	Various	Various	24,400,000	5.9750%	120	NAP	12/11/2021	300	0.0700%	0.0300%	0.0000%	0.0045%
6	918 F Street NW	918 F Street NW	Washington	DC	20004	9,400,000	5.9750%	120	NAP	12/11/2021	300	0.0700%	0.0300%	0.0000%	0.0045%
7	Great America Place	5200 Great America Parkway; 2903 & 2933 Bunker Hill Lane	Santa Clara	CA	95054	31,864,416	5.3465%	56	NAP	08/11/2016	356	0.0700%	0.0300%	0.0200%	0.0045%
8	Cortland Apartments	12801 Little Elliot Drive	Hagerstown	MD	21742	28,836,292	4.9935%	55	NAP	07/11/2016	355	0.0700%	0.0300%	0.0000%	0.0045%
9	Hanford Mall	1675 West Lacey Boulevard	Hanford	CA	93230	25,500,000	6.5000%	120	NAP	12/11/2021	360	0.0700%	0.0300%	0.0000%	0.0045%
10	Marketplace at Santee	9325-9367 Mission Gorge Road	Santee	CA	92071	22,710,310	5.5315%	115	NAP	07/11/2021	355	0.0700%	0.0300%	0.0000%	0.0045%
11	Courtyard Marriott Virginia Beach North	3737 Atlantic Avenue	Virginia Beach	VA	23451	17,474,805	6.0150%	59	NAP	11/11/2016	299	0.0000%	0.0300%	0.0400%	0.0045%
12	Courtyard Marriott Charlottesville University Medical Center	1201 West Main Street	Charlottesville	VA	22903	15,477,685	6.0150%	59	NAP	11/11/2016	299	0.0000%	0.0300%	0.0400%	0.0045%
13	American Hospitality Portfolio	Various	Various	Various	Various	15,435,666	6.0475%	57	NAP	09/11/2016	297	0.0700%	0.0300%	0.0000%	0.0045%
14	Courtyard Marriott Virginia Beach South	2501 Atlantic Avenue	Virginia Beach	VA	23451	14,479,125	6.0150%	59	NAP	11/11/2016	299	0.0000%	0.0300%	0.0500%	0.0045%
15	Hampton Inn Santa Barbara/Goleta	5665 Hollister Avenue	Goleta	CA	93117	12,482,328	6.1330%	119	NAP	11/11/2021	299	0.0700%	0.0300%	0.0000%	0.0045%
16	Courtyard Marriott Carolina Beach	100 Charlotte Avenue	Carolina Beach	NC	28428	12,482,004	6.0150%	59	NAP	11/11/2016	299	0.0000%	0.0300%	0.0500%	0.0045%
17	Stonebridge Apartments	170 Heatherbridge Lane	Blacklick	OH	43004	11,949,447	5.3735%	56	NAP	08/11/2016	356	0.0700%	0.0300%	0.0000%	0.0045%
18	StorMor Portfolio	Various	Various	NC	Various	10,990,844	6.9220%	119	NAP	11/11/2021	359	0.0700%	0.0300%	0.0000%	0.0045%
19	LAD SpringHill Suites	8010 East Texas Street	Bossier City	LA	71111	10,947,946	5.8000%	115	NAP	07/11/2021	355	0.0700%	0.0300%	0.0000%	0.0045%
20	River Street Inn	124 East Bay Street	Savannah	GA	31401	10,644,959	6.3625%	116	NAP	08/11/2021	296	0.0700%	0.0300%	0.0000%	0.0045%
21	Fairfax Ridge	11242 Waples Mill Road	Fairfax	VA	22030	10,500,000	6.2840%	120	NAP	12/11/2021	360	0.0700%	0.0300%	0.0000%	0.0045%
22	Lakehills Plaza	4211 South Lamar Boulevard	Austin	TX	78704	9,950,509	5.6000%	115	NAP	07/11/2021	355	0.0700%	0.0300%	0.0000%	0.0045%
23	Barrington Hills Apartments	3352 Chelsea Park Lane	Norcross	GA	30092	9,612,387	5.7340%	56	NAP	08/11/2016	356	0.0700%	0.0300%	0.0000%	0.0045%
24	Mountain View at Southgate Apartments	1500 Magruder Street	El Paso	TX	79925	9,611,371	6.5400%	119	NAP	11/11/2021	359	0.0700%	0.0300%	0.0000%	0.0045%
25	Crossroads Center	5008 Airport Road Northwest	Roanoke	VA	24012	9,500,000	6.1545%	60	NAP	12/11/2016	360	0.0700%	0.0300%	0.0000%	0.0045%
26	Canyon Hills Marketplace II	29995, 29997 & 30003 Canyon Hills Road	Lake Elsinore	CA	92532	9,344,280	4.7610%	55	NAP	07/11/2016	355	0.0700%	0.0300%	0.0000%	0.0045%
27	2421-27 Webster	2421-2427 Webster Avenue	Bronx	NY	10458	9,079,976	5.1460%	58	NAP	10/11/2016	358	0.0700%	0.0300%	0.0000%	0.0045%
28	Brookmeade Apartments	10701 Brookmeade Circle	Williamsport	MD	21795	8,696,304	5.5330%	54	NAP	06/11/2016	354	0.0700%	0.0300%	0.0000%	0.0045%
29	Heritage Hills Shopping Center	9227 & 9231 East Lincoln Avenue	Lone Tree	CO	80124	8,493,615	5.8650%	113	NAP	05/11/2021	353	0.0700%	0.0300%	0.0000%	0.0045%
30	B’nai B’rith House	8000 Society Drive	Claymont	DE	19703	8,129,639	6.4960%	118	NAP	10/11/2021	298	0.0700%	0.0300%	0.0000%	0.0045%
31	Gillespie Field Distribution	2025 Gillespie Way	El Cajon	CA	92020	8,076,849	5.9600%	117	NAP	09/11/2021	357	0.0700%	0.0300%	0.0000%	0.0045%
32	DC Mixed Use Portfolio B	Various	Washington	DC	Various	7,723,954	5.6950%	114	NAP	06/11/2021	354	0.0700%	0.0300%	0.0000%	0.0045%
33	Phoenix Centers I & II	Various	Washington	MO	63090	7,539,401	6.1850%	57	NAP	09/11/2016	357	0.0700%	0.0300%	0.0000%	0.0045%
34	Stonetown MH Portfolio	Various	Various	Various	Various	7,529,713	6.2500%	117	NAP	09/11/2021	357	0.0700%	0.0300%	0.0000%	0.0045%
35	Staybridge Suites Houston	1225 Eldridge Parkway	Houston	TX	77077	7,045,655	6.4400%	54	NAP	06/11/2016	294	0.0700%	0.0300%	0.0000%	0.0045%
36	Highland Road Village	2704 South Cockrell Hill Road	Dallas	TX	75211	6,900,000	6.0000%	120	NAP	12/11/2021	360	0.0700%	0.0300%	0.0000%	0.0045%
37	Gerhardt Building	300-318 North Euclid Avenue	St. Louis	MO	63108	6,743,517	6.1865%	119	NAP	11/11/2021	359	0.0700%	0.0300%	0.0000%	0.0045%
38	Hampstead Apartments	101 Leeward Lane	Hampstead	NC	28443	6,635,099	5.6550%	114	NAP	06/11/2021	354	0.0700%	0.0300%	0.0000%	0.0045%
39	Suntree Square	7777 North Wickham Road	Melbourne	FL	32940	6,450,931	5.3800%	115	NAP	07/06/2021	295	0.0700%	0.0300%	0.0000%	0.0045%
40	215 Mount Hope	215 Mount Hope Place	Bronx	NY	10457	6,192,540	4.9925%	59	NAP	11/11/2016	359	0.0700%	0.0300%	0.0000%	0.0045%
41	La Jolla Eastgate	9404 Genesee Avenue	La Jolla	CA	92037	6,161,683	5.5000%	114	NAP	06/11/2021	354	0.0700%	0.0300%	0.0000%	0.0045%
42	Napa Valley Professional Plaza	1700-1710 Soscol Avenue and 625 Imperial Way	Napa	CA	94559	5,860,305	5.7755%	113	NAP	05/11/2021	353	0.0700%	0.0300%	0.0000%	0.0045%
43	Meadowlands MHC	19522 Wildwood Lane	Gibraltar	MI	48173	5,690,612	6.4590%	118	NAP	10/11/2021	358	0.0700%	0.0300%	0.0000%	0.0045%
44	Wheatland Apartments	3531, 3521, 3511, 3501 30th Avenue South and 3078, 3040 34th Street South	Fargo	ND	58103	5,665,521	5.6000%	114	NAP	06/11/2021	354	0.0700%	0.0300%	0.0000%	0.0045%
45	1791 Grand Concourse	1791 Grand Concourse	Bronx	NY	10453	4,888,782	4.9560%	34	NAP	10/11/2014	358	0.0700%	0.0300%	0.0000%	0.0045%
46	Fairway Oaks Shopping Center	13700 Little Road	Hudson	FL	34667	4,795,897	6.7865%	119	NAP	11/11/2021	359	0.0700%	0.0300%	0.0000%	0.0045%
47	Shops by the Bay	300 & 304 Bay Area Boulevard	Webster	TX	77598	4,100,000	6.2650%	120	NAP	12/11/2021	360	0.0700%	0.0300%	0.0000%	0.0045%
48	Horizon Village	22200-22224 Michigan Avenue	Dearborn	MI	48124	4,030,000	6.3315%	120	NAP	12/11/2021	360	0.0700%	0.0300%	0.0000%	0.0045%
49	Parkway Executive Center	501 Butler Farm Road	Hampton	VA	23666	3,970,917	5.6000%	55	NAP	07/11/2016	295	0.0700%	0.0300%	0.0000%	0.0045%
50	Neighborhood Shoppes at Polaris	8457-8497 Sancus Boulevard	Columbus	OH	43240	3,828,819	5.9765%	116	NAP	08/11/2021	296	0.0700%	0.0300%	0.0000%	0.0045%
51	Paramount Plaza	14502 North Dale Mabry Highway	Tampa	FL	33618	2,897,561	6.8700%	119	NAP	11/11/2021	359	0.0700%	0.0300%	0.0000%	0.0045%

Operating			Revised Mortgage
Advisor Fee	Administrative	Mortgage	Loan Rate After ARD		Split Loan Primary	Split Loan Master	Split Loan Sub-
Rate	Fee Rate	Loan Seller	Date	Split Loan Y/N	Servicing Fee Rate	Servicing Fee Rate	Servicing Fee Rate
0.0040%	0.1085%	CCRE	NAP	Y	0.0700%	0.0300%	0.0000%
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	8.2000%	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1285%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.0785%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.0785%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.0885%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.0885%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP
0.0040%	0.1085%	CCRE	NAP	N	NAP	NAP	NAP

EXHIBIT B
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
     For purposes of this Exhibit B, the phrase “the Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Seller’s knowledge.
     The Seller hereby represents and warrants that, as to the Mortgage Loans set forth in Exhibit A to this Agreement, as of the Closing Date or other date set forth in this Exhibit B, and subject to the exceptions set forth in Exhibit C to this Agreement:
     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement.
     2. Ownership of Mortgage Loan. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Upon consummation of transactions contemplated by this Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.
     3. Payment Record. As of the Closing Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment without giving effect to any applicable grace period. The Mortgage Loan has not been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination.
     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions, or a “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage and which do not (individually or in the aggregate) materially interfere with the security intended to be provided by such Mortgage, the current marketability, value or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (f) condominium declarations of record and identified in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer) and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the “Permitted Encumbrances”). Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments and UCC Financing Statements, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all items of personal property owned by the related Mortgagor which are material to the conduct in the ordinary course of the Mortgagor’s business on the related Mortgaged Property. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller). Such assignment of Mortgage (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.
     5. Assignment of Leases and Rents. There exists, to be included in the related Mortgage File as otherwise contemplated by this Agreement, an Assignment of Leases, either as a separate instrument or as part of the Mortgage, related to and delivered in connection with each Mortgage Loan that establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of or first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Mortgagor described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller). Such assignment of Assignment of Leases (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. The Assignment of Leases (whether as a separate instrument or as part of the Mortgage), subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
     6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Mortgagor has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.
     7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared by a third party engineering consultant and included in the Servicing File and which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where: (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance; or (2) such repairs and maintenance have been completed; or (3) such repairs and maintenance are required to be completed and the amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance does not exceed $10,000). None of the engineering reports referred to in the first sentence of this Paragraph 7 was prepared more than 18 months prior to the Closing Date. As of the date hereof, the Seller has no knowledge of any proceeding pending or written notice of any proceeding threatened for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Seller’s knowledge (based solely on surveys (if any) and/or the lender’s title policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the improvements on the related Mortgaged Property considered material in determining the appraised value of the Mortgaged Property at origination lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current principal use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such

Mortgaged Property, except those encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below.
     8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction (the “Title Policy”) (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to any Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller’s knowledge, no material claims have been made thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), the following: (a) access to a public road; and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.
     9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.
     10. Mortgage Provisions. The Loan Documents for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).
     11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law.
     12. Environmental Conditions. Except in the case of the Mortgage Loans identified on Exhibit C to this Agreement as a “Property Condition or Engineering Report Loan,” where the environmental assessment with respect to lead based paint, asbestos containing materials and radon gas was included in the property condition or engineering report, with respect to each Mortgaged Property (a) an environmental site assessment or an environmental site assessment update (each, an “Environmental Assessment”) was performed by an independent third party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such Environmental Assessment or, in the case of a “Property Condition or Engineering Report Loan,” the applicable property condition or engineering report, if any (each, an “Environmental Report”), is dated no earlier than twelve (12) months prior to the Closing Date and has been delivered to the Purchaser, and (c) either (i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property and the same has not been subsequently remediated in all material respects, then one or more of the following are true: (A) a party or parties not related to the related Mortgagor was identified as a responsible party for such condition or circumstance, (B) the related Mortgagor was required to provide additional security in an amount reasonably estimated by the Seller to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Loan Documents, maintain an operations and maintenance plan, (C) the related Mortgagor provided a “no further action” letter or other evidence acceptable to the Seller in its reasonable business judgment, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than $10,000, (F) there exists an escrow of funds reasonably estimated by the Seller to be sufficient for purposes of effecting such remediation, (G) the related Mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Mortgagor and/or the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Seller’s sole discretion, an appropriate net worth, or the financial ability to pay or perform all of its obligations under such guaranty or indemnity, in light of such material violation of applicable environmental laws with respect to such known circumstances or conditions relating to the related Mortgaged Property. To the Seller’s knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Mortgagor questionnaire delivered to Seller in connection with the issuance of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws.

     13. Loan Document Status. Each Note, Mortgage and other agreement executed by or on behalf of the related Mortgagor with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby. Except as set forth in the immediately preceding sentence, there was no valid offset, defense, counter claim or right of rescission available to the related Mortgagor with respect to any of the related Notes, Mortgages or other loan documents, including, without limitation, any such valid offset, defense, counter claim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other loan documents.
     14. Insurance. All improvements upon each Mortgaged Property securing a Mortgage Loan are insured under an “All Risk” or “Special Form” insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related “All Risk” or “Special Form” insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which, in the reasonable judgment of the Seller, will cover no less than twelve (12) months of rental income). All such “All Risk” or “Special Form” insurance policies described above contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, and name the holder of the related Mortgage as mortgagee and loss payee. All liability insurance policies related to the Mortgaged Property name the holder of the related Mortgage as additional insured. All such “All Risk” or “Special Form” insurance policies require at least 10 days’ prior written notice of cancellation to mortgagee for nonpayment of premium, or such other period not less than 10 days as required by applicable law, and at least 30 days’ prior written notice of cancellation to mortgagee for any other reason, and no such notice has been received, including any notice of nonpayment of premium, that has not been cured. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender, the Mortgage or Loan Agreement for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender’s option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Mortgagor to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Mortgagor holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below).

Each Mortgage requires that the Mortgagor or a tenant of the Mortgagor maintain insurance as described above or permits the mortgagee to require insurance or self-insurance as described above, and permits the mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so or provides that the mortgagee has the general right to cure defaults of the Mortgagor. Each Mortgaged Property is also covered by comprehensive general liability insurance in an amount at least equal to $1 million. If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain flood insurance in respect thereof to the extent such flood insurance is available. If the Mortgaged Property (other than a manufactured housing community property) is located in “seismic zones” 3 or 4, a seismic assessment by an independent third party provider was conducted and if the seismic assessment (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period) revealed a probable maximum loss equal to 20% or higher, such Mortgaged Property is insured by earthquake insurance. If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.
     15. Taxes and Assessments. To the Seller’s knowledge, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage, or if there are such delinquent charges or taxes, or if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.
     16. Mortgagor Bankruptcy. To the Seller’s knowledge, no Mortgagor under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.
     17. Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Mortgagor at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan; or (ii) the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan). With respect to each Mortgage Loan with an initial principal balance of $10,000,000 or more, if the related Mortgaged Property does not so comply with applicable zoning laws and ordinances, to the extent the Seller is aware of such non-compliance, it has required the related Mortgagor to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders.
     18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Mortgagor as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a “Ground Lease”), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the “Fee Interest”), then:
     (a) Such Ground Lease or a memorandum thereof has been submitted for recording; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;
     (b) The related lessee’s leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;
     (c) The Mortgagor’s interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld; provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid). If required by such Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease;
     (d) The related ground lessor has agreed to provide the holder of the Mortgage Loan notice and the holder of such Mortgage Loan is permitted a reasonable time to cure any default or breach by the lessee thereunder, including such time as is necessary to gain possession of the Mortgaged Property, by foreclosure or otherwise, if possession is necessary to effect such cure, before the lessor thereunder may terminate such Ground Lease;
     (e) In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related Mortgagor was not then in default under such Ground Lease; such Ground Lease provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to the mortgagee; the Seller has not received any written notice of default under or termination of such Ground Lease; to the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease; and, to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
     (f) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years if such Mortgage Loan fully or substantially amortizes by the stated maturity;
     (g) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Mortgagor, unless the mortgagee under such Mortgage Loan fails to cure a curable default of the lessee under such Ground Lease following notice thereof from the lessor;
     (h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;
     (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender on a similar mortgaged property in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and
     (j) Such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns, provided that such mortgagee has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.
     19. Qualified Mortgage. Such Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a) (but without regard to the rule in Treasury Regulations Sections 1.860G-2(f)(2) or 1.860G-2(a)(3)) and, accordingly, each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property that secures such Mortgage Loan was at least equal to (a) 80% of the Mortgage Loan’s adjusted issue price (within the meaning of Treasury Regulations Section 1.860G-2(a)(1)) as of the Testing Date or (b) 80% of the Mortgage Loan’s adjusted issue price (within the meaning of Treasury Regulations Section 1.860G-2(a)(1)) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred. Each yield maintenance payment and prepayment premium payable under the Mortgage Loans is a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). As of the Closing Date, the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.
     20. Advancement of Funds. In the case of each Mortgage Loan, neither the Seller nor, to the Seller’s knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under a related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Note.
     21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Mortgagor, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property (other than with respect to the deferment of payment with respect to the ARD Loans), or provides for the negative amortization of interest.
     22. Legal Proceedings. To the Seller’s knowledge, there are no pending actions, suits, governmental investigations or proceedings by or before any court or governmental authority against or affecting the Mortgagor under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property, the principal benefit of the security intended to be provided by the Loan Documents, the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or the current principal use of the Mortgaged Property.

     23. Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or other underwriting criteria specified therein. To the Seller’s knowledge, except for cases involving cross-collateralized Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. Each of the related Loan Documents requires the Mortgagor to pay all reasonable costs and expenses related to obtaining consent to an encumbrance.
     24. No Mechanics’ Liens. As of the date of origination and, to the Seller’s knowledge, as of the Closing Date, each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and, to the Seller’s knowledge, no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.
     25. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.
     26. Licenses and Permits. To the Seller’s knowledge, as of the date of origination of each Mortgage Loan, and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Mortgagor at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued, and, as of the Cut-off Date, the Seller has no written notice that the related Mortgagor was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued.
     27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.
     28. Releases of Mortgaged Properties. No Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are cross-collateralized Mortgage Loans and the other individual Mortgage Loans secured by multiple parcels may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price and, if so provided in the related Loan

Documents, prepayment consideration in connection therewith or (iii) the substitution of real property collateral; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan. With respect to any full or partial release or substitution of collateral, as contemplated by the provisos to the immediately preceding sentence, either: (a) such release or substitution of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (b) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release or substitution of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (a). In connection with clause (a) of the preceding sentence, for all Mortgage Loans originated after December 6, 2010, a payment of principal is required to be made in an amount required by the REMIC Provisions if the fair market value of the real property constituting the remaining Mortgaged Property after the release is not equal to at least (x) 80% of the Mortgage Loan’s (or Whole Loan’s, if applicable) adjusted issue price (within the meaning of Treasury Regulations Section 1.860G-2(b)(7)) after the release or (y) the fair market value of the Mortgaged Property immediately before the release.
     29. Defeasance. If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan either (A) (1) permits defeasance no earlier than two years after the Closing Date, (2) permits defeasance only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note and (3) has been transferred by the Seller with the intent that the defeasance provision not be utilized (x) for any reason other than to facilitate the disposition of the Mortgaged Property or any other customary commercial transaction or (y) as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages or (B) requires that a legal opinion or opinions be delivered with respect to the defeasance that states subject to customary assumptions and qualifications that the holder of such Mortgage Loan has a first priority perfected security interest in the defeasance collateral and that the defeasance will not cause the Trust to fail to qualify as a REMIC as defined in the REMIC Provisions (the “Legal Opinion”). The related Loan Documents enable the lender to charge the Mortgagor for the expenses associated with permitting a defeasance and provide for the following items (or otherwise contain provisions pursuant to which the holder can require such items): (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) the Legal Opinion, and (c) a letter or other written evidence from the Rating Agencies to the effect that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.
     30. Fixed Rate Loan. Except with respect to the ARD Loans, which provide that the rate at which interest accrues thereon increases after the related Anticipated Repayment Date, each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except for the imposition of a default rate.
     31. Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

     32. No Material Default. To the Seller’s knowledge, there exists no material default, breach, violation or event of acceleration under the Note or Mortgage for any Mortgage Loan and no event has occurred which, with the passing of time or giving of notice and the expiration of any grace or cure period, would constitute such a material default or breach; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit B. Neither the Seller nor any servicer on behalf of the Seller has accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan.
     33. Due-on-Sale. Except for transfers to specific parties that are identified and pre-approved in the Loan Documents and except with respect to certain transfers by reason of family and estate planning and/or a substitution or release of collateral within the parameters of Paragraph 28 above, each Mortgage or related Loan Agreement contains a “due on sale” clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage and/or the satisfaction of specified criteria set forth in the related Loan Documents, the property subject to the Mortgage or any material portion thereof, or any controlling interest in the Mortgagor (except for a transfer of a controlling interest in the Mortgagor to a Person where (i) one or more individuals specified in the Mortgage own and control at least 50% of the same type of ownership interests in such Person and the Mortgaged Property as such individuals held in the original Mortgagor and the Mortgaged Property and (ii) such individuals continue to control the management of such Person and the Mortgaged Property), is directly or indirectly transferred or sold; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor’s satisfaction of certain conditions precedent.
     34. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date principal balance of $5,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm’s-length basis.

     35. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.
     36. Security Interests in Hospitality Properties. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph 13 above) first priority security interest in all items of personal property owned by the related Mortgagor which are material to the conduct in the ordinary course of the Mortgagor’s business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.
     37. Prepayment Premiums. Prepayment Premiums payable with respect to each Mortgage Loan, if any, constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).
     38. Recourse. The related Loan Documents contain provisions providing for recourse against the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, or a natural person, for damages sustained in connection with the Mortgagor’s fraud, willful misrepresentation (unless the Loan Documents refer to material misrepresentation without also referring to willful misrepresentation), failure to deliver insurance or condemnation proceeds or awards or security deposits to lender or to apply such sums as required under the Loan Documents, failure to apply rents and other income during a default or after acceleration to either amounts owing under the loan or normal and necessary operating expenses of the property or commission of material physical waste at the Mortgaged Property. The related Loan Documents contain provisions pursuant to which the related Mortgagor, a principal of such Mortgagor or an entity controlled by a principal of such Mortgagor, or a natural person, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental covenants.
     39. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.
     40. Fee Simple or Leasehold Interests. The interest of the related Mortgagor in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.
     41. Escrows. All escrow deposits (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the Seller or its agents (which shall include the applicable Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related Loan Documents.
     42. Appraisals. An appraisal of the related Mortgaged Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.
     43. No Capital Contributions. The Seller has no obligation to make any capital contributions to the related Mortgagor under the Mortgage Loan.
     44. Grace Periods. The related Mortgage or Note provides a grace period for Monthly Payments no longer than ten (10) days from the applicable Due Date.
     45. Access Routes. Based solely on surveys, title insurance reports, the Title Policy, the engineering report, the appraisal and/or other relevant documents included in the Mortgage File, at the time of origination of the Mortgage Loan, the Mortgaged Property had access to a public road.
     46. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part.
     47. Loan Servicing. The servicing practices used with respect to each Mortgage Loan have been in all material respects legal, proper, and prudent.
     48. Condemnation. In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required pursuant to the related Loan Documents to pay down the principal balance of the Mortgage Loan in an amount required by the REMIC Provisions and, to such extent, pursuant to the related Loan Documents such amounts may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least (x) 80% of the Mortgage Loan’s adjusted issue price (within the meaning of Treasury Regulations Section 1.860G-2(b)(7)) or (y) the fair market value of the Mortgaged Property immediately before the release.
     49. Release of Cross-Collateralization. In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REGARDING
INDIVIDUAL MORTGAGE LOANS
CFCRE 2011-C2

Representation No.	Description of Exception
1

2

3

4	Shops at Solaris — There is a mechanic’s lien against the Property in the aggregate amount of $4,994,056 (together with interest thereon at the legal or agreed rate) which is insured by an endorsement to the Title Policy. Additionally, there are two lis pendens in Eagle County against the Mortgaged Property which are insured by an endorsement to the Title Policy.

River Street Inn — A portion of the Mortgaged Property is a space lease of the top 3 floors of a building and there is a loan on that property to which the leasehold interest has been subordinated, but the fee lender has provided a non-disturbance agreement.

Stonetown MH Portfolio — The mineral, oil and gas rights for the Forest Acres Property have been deeded to a third party.

Staybridge Suites Houston — The related Comfort Letter with Holiday Hospitality Franchising, Inc., dated May 4, 2011, and the related License Agreement dated April 13, 2004 with the related Mortgagor are not assignable to Trustee. The Comfort Letter will be reissued to Trustee upon request within 60 days of securitization, but not later than January 4, 2012.

Neighborhood Shoppes at Polaris — In connection with the development of the Mortgaged Property, a mitigation plan was required to offset a stream relocation on the Mortgaged Property and environmental land use limits were established affecting three areas (totaling 0.19 acres) located on the western boundary of the Mortgaged Property. In connection therewith there are two documents of record (a) an Environmental Covenant (protecting the restricted area in perpetuity, which restricted area does not detrimentally affect the operating of the shopping center on the Mortgaged Property) and (b) an Agreement to Perform Permit Obligations (obligating Mortgagor’s predecessor to perform certain work and monitor the area for a five year period that recently expired, with such Agreement to be terminated if the terms of the environmental permit were successfully satisfied and completed). A reserve was established in the amount of $15,000 and is only to be released to the Mortgagor upon its predecessor’s satisfaction of the

Representation No.	Description of Exception
obligations contained in the Agreement to Perform Permit Obligations and the release of the agreement of record. Additionally, two (2) parking spaces may violate the restricted area in the Environmental Covenant and may need to be removed in the future. The affected parking spaces are not required to comply with local zoning. The title company has insured the Lender against any loss or damage sustained in the event removal of the parking spaces is required.

5

6

7	Fairway Oaks Shopping Center — None pending. On November 14, 2011, a small portion of the Mortgaged Property (approximately 1,655 square feet) near the boundaries of the Mortgaged Property was condemned for a right of way. The Mortgagor received a $45,000 payment as compensation. No building improvements were impacted and no restoration is necessary. The condemnation was pending prior to the origination of the Mortgage Loan and no value was ascribed to the land that was subject to the condemnation.

8	River Street Inn — A portion of the Mortgaged Property is a space lease of the top 3 floors of a building and there is a loan on that property to which the leasehold interest has been subordinated, but the fee lender has provided a non-disturbance agreement.

9

10

11

12

13

14	River Street Inn — The Mortgagor does not maintain casualty insurance on the leasehold interest, and is not entitled to any casualty insurance proceeds with respect to leasehold interest.

15

16

17	918 F Street NW — LivingSocial, Inc., the tenant leasing the entire Mortgaged Property, is obligated under its lease to obtain a certificate of occupancy for the premises. The tenant has taken possession of the premises for the purpose of completing the tenant’s work. The term of the Lease has commenced and the tenant’s obligation to pay rent thereunder has commenced (subject to a one month rental abatement for which lender has escrowed under the Mortgage Loan documents). Pursuant to the terms of the Mortgage Loan documents, the Mortgagor is obligated to enforce its rights under the lease to compel the tenant to perform such work and obtain a certificate of occupancy for the premises

Representation No.	Description of Exception
should the tenant fail to do so. In the event that (i) the tenant fails to perform such work and obtain a certificate of occupancy and (ii) either (x) the LivingSocial lease is terminated for any reason or (y) the tenant fails to make any monthly installment of base rent under such lease, the Mortgagor and the indemnitors under the Mortgage Loan are obligated under the Mortgage Loan documents to complete the build out of the premises and obtain a certificate of occupancy for such premises at their sole cost and expense.

Cortland Apartments — City of Hagerstown has indicated it expects Mortgagor to build a pool and poolhouse in accordance with the approved site plan. The loan documents require the Mortgagor to commence pool construction and complete it by November 2012. $250,000 was deposited in a construction reserve.

Stonetown MH Portfolio — With regard to the Woodshire Property, there are 120 mobile homes on the property and the certificate of occupancy provides for the use of 104 mobile homes, however, as of the Closing Date, no enforcement action has been taken by the applicable governmental authority and per the zoning consultant, IVI Assessment Services, Inc., the governmental authority does not intend to take any such action. The use of Parkway Property and the Forest Acres Property as mobile home parks does not comply with the current uses proscribed by the zoning code in the municipalities in which such properties are located, however, according to the zoning consultant such uses are legally non-conforming and no enforcement action will be taken unless the properties are more than 50% destroyed by a casualty in which case the properties would need to be rezoned (in the event of such a casualty the loan agreement requires the Mortgagor to either (a) rezone, (b) partially release the property pursuant to a release price and other appropriate release provisions or (c) otherwise comply with the applicable zoning code). The Mortgage Loan is recourse to the guarantor for any loss resulting from these issues and with respect to the Woodshire Property, Seller underwrote income and appraised value based on the conforming number of units (104). Additionally, the Cobblestone Property has certain code violations with respect to certain outstanding property repairs. The Mortgagor has agreed to make such repairs during the first four months of the loan term (the loan closed August 12, 2011) and funds have been escrowed with Lender in connection with the same.

Wheatland Apartments — The northwest corner of the northern townhouse building encroaches 3.5 feet into the front setback, violating the applicable zoning provision. The title company issued a zoning endorsement, despite this encroachment, after full disclosure of such

Representation No.	Description of Exception
violation; and the City of Fargo confirmed that there are no current plans to initiate enforcement action. In addition, although the apartment buildings are all in compliance, the garages along the rear boundary violate the setback applicable to ancillary structures by 2-3 inches. The title company issued a zoning endorsement after full disclosure of such violation.

18	Courtyard Marriott Virginia Beach South — The representations regarding bankruptcy and insurance proceeds are satisfied in the estoppel and not the Ground Lease.

River Street Inn — A portion of the Mortgaged Property is secured by a leasehold interest in a space lease, not a financeable ground lease. The following exceptions are for information purposes only and are not intended to imply that there is a financeable ground lease:

18(b). There is a loan on the fee interest related to the leasehold estate to which the leasehold interest has been subordinated, but the lender has provided a non-disturbance agreement.

18(c). The lease provides that the lessee may assign its interest in the lease without consent if the assignee has a net worth which is the same or more than the lessee, and provided that the assignment does not materially diminish or restrict the rights of the landlord.

18(d). In an estoppel certificate the landlord agreed to not terminate the lease without the lender’s consent in which case lender would be bound to perform the obligations of tenant as provided in the lease.

18(f). The term of the lease runs through October 31, 2054, which would not violate this exception. However, there is an early trigger event that requires the parties to form a joint venture in which event the term of the lease will terminate early. The earliest that this joint venture right could be triggered is October 1, 2039, which is 18 years after the maturity date of the loan.

18(g). There is no provision in the lease for a new lease upon termination or rejection of the lease in bankruptcy, landlord has agreed in an estoppel that it will not terminate the lease without lender’s consent.

18(h). Under the terms of the lease the insurance proceeds and condemnation awards are paid to the lessor.

Gillespie Field Distribution — 18(d). Under the terms of the ground lease, ground lessor is required to give sixty (60) days’ notice to the

Representation No.	Description of Exception
lender prior to exercising its remedies in connection with a breach by lessee.

19

20

21

22	Shops at Solaris — There are two lis pendens in Eagle County against the Mortgaged Property which are insured by an endorsement to the Title Policy. The defendant is an affiliate of the Mortgagor and the predecessor in title to the Mortgaged Property.

Courtyard Marriott Virginia Beach - There currently exists a lawsuit pending in a New Jersey State court against Apple REIT Eight, Inc. (the sponsor of Mortgagor and non-recourse carveout guarantor of the Mortgage Loan) and certain of its affiliates. The action purports to be a class action brought to recover alleged losses and damages suffered as a result of defendant’s negligence and misrepresentations in the marketing and sale of the associated REIT shares.

Courtyard Marriott Charlottesville University Medical Center - There currently exists a lawsuit pending in a New Jersey State court against Apple REIT Eight, Inc. (the sponsor of Mortgagor and non-recourse carveout guarantor of the Mortgage Loan) and certain of its affiliates. The action purports to be a class action brought to recover alleged losses and damages suffered as a result of defendant’s negligence and misrepresentations in the marketing and sale of the associated REIT shares.

Courtyard Marriott Virginia Beach South - There currently exists a lawsuit pending in a New Jersey State court against Apple REIT Eight, Inc. (the sponsor of Mortgagor and non-recourse carveout guarantor of the Mortgage Loan) and certain of its affiliates. The action purports to be a class action brought to recover alleged losses and damages suffered as a result of defendant’s negligence and misrepresentations in the marketing and sale of the associated REIT shares.

Courtyard Marriott Carolina Beach - There currently exists a lawsuit pending in a New Jersey State court against Apple REIT Eight, Inc. (the sponsor of Mortgagor and non-recourse carveout guarantor of the Mortgage Loan) and certain of its affiliates. The action purports to be a class action brought to recover alleged losses and damages suffered as a result of defendant’s negligence and misrepresentations in the marketing and sale of the associated REIT shares.

23	River Street Inn — A portion of the Mortgaged Property is a space lease of the top 3 floors of a building and there is a loan on that property to

Representation No.	Description of Exception
which the leasehold interest has been subordinated, but the fee lender has provided a non-disturbance agreement.

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26	Stonetown MH Portfolio - With regard to the Woodshire Property, there are 120 mobile homes on the property and the certificate of occupancy provides for the use of 104 mobile homes, however, as of the Closing Date, no enforcement action has been taken by the applicable governmental authority and per the zoning consultant, IVI Assessment Services, Inc., the governmental authority does not intend to take any such action. The Mortgage Loan is recourse to the guarantor for any loss resulting from this issue. Seller underwrote income and appraised value based on the conforming number of units (104).

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28	Rivertown Crossings Mall — the release provisions do not provide for the delivery of an opinion of tax counsel.

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33	GSA — FBI Portfolio — Certain transfers of indirect, “Upper Tier” controlling interests in Mortgagor are permitted provided certain conditions are met, including without limitation, that any such new controlling person is (i) experienced in management with at least ten (10) years owning or managing commercial real estate and/or managing commercial real estate related financial investments and (ii) is reasonably approved by Lender.

Mountain View at Southgate Apartments — The Loan Agreement permits the initial Mortgagor or its affiliates to take back preferred equity in an assuming borrower/buyer in connection with the sale of all Mortgaged Property and an assumption of the Mortgage Loan, subject to certain parameters and lender approvals.

34	Courtyard Marriot Virginia Beach North — The Mortgagor has executed an Owner Agreement with Marriott International, Inc. whereby the Mortgagor has guarantied the performance of Apple Eight Hospitality Management, Inc. (“Tenant”), the tenant at the property, under that certain Relicensing Franchise Agreement dated June 5, 2008 by and between Tenant and Marriott International, Inc. Additionally, so long as no Cash Management Period has commenced, Crestline Hotels and Resorts, Inc. (“Crestline”), the property manager, has access to the clearing account, which account is in Crestline’s name, in order to fund operation of the hotel located on the property. As the revenues of the hotel are the property of the Tenant, the Tenant’s funds are commingled with Mortgagor’s funds.

Representation No.	Description of Exception
Courtyard Marriot Charlottesville University Medical Center — The Mortgagor has executed an Owner Agreement with Marriott International, Inc. whereby the Mortgagor has guarantied the performance of Apple Eight Hospitality Management, Inc. (“Tenant”), the tenant at the property, under that certain Relicensing Franchise Agreement dated June 5, 2008 by and between Tenant and Marriott International, Inc. Additionally, so long as no Cash Management Period has commenced, Crestline Hotels and Resorts, Inc. (“Crestline”), the property manager, has access to the clearing account, which account is in Crestline’s name, in order to fund operation of the hotel located on the property. As the revenues of the hotel are the property of the Tenant, the Tenant’s funds are commingled with Mortgagor’s funds.

Courtyard Marriot Virginia Beach South — The Mortgagor has executed an Owner Agreement with Marriott International, Inc. whereby the Mortgagor has guarantied the performance of Apple Eight Hospitality Management, Inc. (“Tenant”), the tenant at the property, under that certain Relicensing Franchise Agreement dated June 5, 2008 by and between Tenant and Marriott International, Inc. Additionally, so long as no Cash Management Period has commenced, Crestline Hotels and Resorts, Inc. (“Crestline”), the property manager, has access to the clearing account, which account is in Crestline’s name, in order to fund operation of the hotel located on the property. As the revenues of the hotel are the property of the Tenant, the Tenant’s funds are commingled with Mortgagor’s funds.

Courtyard Marriot Carolina Beach — The Mortgagor has executed an Owner Agreement with Marriott International, Inc. whereby the Mortgagor has guarantied the performance of Apple Eight Hospitality Management, Inc. (“Tenant”), the tenant at the property, under that certain Relicensing Franchise Agreement dated June 5, 2008 by and between Tenant and Marriott International, Inc. Additionally, so long as no Cash Management Period has commenced, Crestline Hotels and Resorts, Inc. (“Crestline”), the property manager, has access to the clearing account, which account is in Crestline’s name, in order to fund operation of the hotel located on the property. As the revenues of the hotel are the property of the Tenant, the Tenant’s funds are commingled with Mortgagor’s funds.

Heritage Hills Shopping Center — The Mortgagor consisted of four (4) separate Special Purpose Entities who own the property as Tenants in Common, subject to a mandatory roll-up on or before June 11, 2012 pursuant to the TIC Side Letter.

Representation No.	Description of Exception
Staybridge Suites Houston — There are outstanding unsecured partnership Notes by the related mortgagor to indirect partners of the related Mortgagor to reimburse such partners for prior advances to the related Mortgagor. The approximate outstanding balance (in the aggregate) is $1,508,056, and such partners executed subordination and standstill agreements with Seller.

Highland Road Village — The Limited Partnership Agreement (“LPA”) of Mortgagor is unclear as to whether it was formed solely for the purpose of owning and operating the Mortgaged Property. However, in the Loan Agreement, Mortgagor has made representations that this is the case. Also, the LPA does not directly prohibit the Mortgagor from engaging in any business unrelated to the Mortgaged Property. However, in the Loan Agreement, Mortgagor agrees to a negative covenant consistent with this prohibition, and the Officer’s Affidavit (regarding Recycled Entity) confirms that Mortgagor has never engaged in any business except the ownership and operation of the Mortgaged Property. In order to further mitigate the effect of the deficiencies in the LPA, additional protections were built into the Loan Agreement as well as the organizational documents of each of the two (2) General Partners (each a “GP,” together, the “GPs”) (who together control the Mortgagor). Specifically, the following provisions were incorporated into the Loan Agreement: (i) Mortgagor and both GPs must comply with full SPE provisions, (ii) the organizational documents of Mortgagor and of each GP cannot be amended without the consent of Lender; (iii) Mortgagor cannot replace either GP without the consent of Lender; (iv) each GP is required to have an Independent Director/Manager, who must consent to any bankruptcy petition of Mortgagor or such GP and any amendment of the organizational documents of Mortgagor or such GP, and (v) any violation of any of the foregoing shall trigger full recourse liability. The following provisions were incorporated into the organizational documents of both GPs: (a) both GPs must comply with full SPE provisions, (b) organizational documents of the GPs may not be amended without the consent of Lender, (c) each GP must have an Independent Director/Manager whose consent is required in connection with any bankruptcy petition of such GP or Mortgagor or amendment of such GP’s or Mortgagor’s organizational documents, and (d) the GPs may not permit Mortgagor to take any action in contravention of the SPE provisions applicable to Mortgagor set forth in the Loan Agreement.

Hampstead Apartments - Rents are commingled among affiliated SPEs in an affiliated property manager custodial trust account. Rents for Hampstead Place are then wired within 2 days of receipt to the Clearing House. Prior to a Cash Trap Period, funds are swept back to the custodial trust account maintained by the affiliated property manager.

Representation No.	Description of Exception
35	RiverTown Crossings Mall — The Mortgage Loan is pari passu with another A-Note in the amount of $56,000,000 which is not part of the loan pool for the securitization.

36	Staybridge Suites Houston — The related Comfort Letter with Holiday Hospitality Franchising, Inc., dated May 4, 2011, and the related License Agreement dated April 13, 2004 with the related Mortgagor are not assignable to Trustee. The Comfort Letter will be reissued to Trustee upon request within 60 days of securitization, but not later than January 4, 2012.

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39	Staybridge Suites Houston — The related Comfort Letter with Holiday Hospitality Franchising, Inc., dated May 4, 2011, and the related License Agreement dated April 13, 2004 with the related Mortgagor are not assignable to Trustee. The Comfort Letter will be reissued to Trustee upon request within 60 days of securitization, but not later than January 4, 2012.

40	River Street Inn — A portion of the Mortgaged Property is secured by a leasehold interest that is a space lease, not a financeable ground lease interest.

Crossroads Center — A portion of the Mortgage Property (approximately 1,250 square feet) is located on an easement parcel pursuant to an irrevocable easement agreement between the Mortgagor and the adjacent property owner.

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44	Hampstead Apartments — None as to Monthly Payments or Default Rate, but North Carolina statutes require a 15-day period following a missed payment date before any late payment charge can be imposed.

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46	River Street Inn — The leasehold parcel is not a separate tax parcel.

Crossroads Center — A portion of the Mortgage Property (approximately 1,250 square feet) is located on an easement parcel pursuant to an irrevocable easement agreement between the Mortgagor and the adjacent property owner. Such easement parcel is not a separate tax lot.

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EXHIBIT D
FORM OF OFFICER’S CERTIFICATE
          Cantor Commercial Real Estate Lending, L.P. (the “Seller”) hereby certifies as follows:
     1. All of the representations and warranties (except as set forth on Exhibit C to the Agreement) of the Seller under the Mortgage Loan Purchase Agreement, dated as of December 11, 2011 (the “Agreement”), between CCRE Commercial Mortgage Securities, L.P. and the Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).
     2. The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which would constitute a default on the part of the Seller under the Agreement.
     3. The Seller Information (as defined in the Indemnification Agreement, dated as of December 6, 2011, between, CCRE Commercial Mortgage Securities, L.P., the Seller, the Underwriters and the Initial Purchasers) contained in the Term Sheet dated November 23, 2011, the Free Writing Prospectus dated November 23, 2011 and the Preliminary Memorandum dated November 23, 2011, as of the “time of sale” of the Certificates, and the Prospectus Supplement dated December 6, 2011 and the Memorandum dated December 6, 2011, as of the date thereof or as of the date hereof, neither included nor includes any untrue statement of a material fact and neither omitted nor omits to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          Capitalized terms used herein without definition have the meanings given them in the Agreement.
[SIGNATURE PAGE FOLLOW]

D-1

Certified this __ day of December 2011.

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.
By:
Name:
Title:

D-2

EXHIBIT E
FORM OF BILL OF SALE
1. Parties. The parties to this Bill of Sale are the following:

Seller:	Cantor Commercial Real Estate Lending, L.P.
Purchaser:	CCRE Commercial Mortgage Securities, L.P.
2. Sale. For value received, Seller hereby conveys to Purchaser, without recourse, all right, title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on Exhibit A (the “Mortgage Loan Schedule”) to the Mortgage Loan Purchase Agreement, dated as of December 11, 2011 (the “Mortgage Loan Purchase Agreement”), between Seller and Purchaser and all payments of principal or interest on such Mortgage Loans due after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-Off Date) and all proceeds thereof.
3. Purchase Price. The par amount equal to $[____], plus accrued interest on the Mortgage Loans from and including December 1, 2011 to but excluding the Closing Date (but subject to certain post-settlement adjustment for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Purchaser).
4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

E-1

     IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on the Closing Date (as defined in the Mortgage Loan Purchase Agreement).

SELLER:	CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.
By:
Name:
Title:

PURCHASER:	CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.
By:
Name:
Title: